UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report :  July 1, 2003

(Date of earliest event reported):  July 1, 2003

Plains Exploration & Production Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31470	33-0430755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Dallas Street, Suite 700

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 739-6700

Item 5.    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Plains Exploration & Production Company (“PXP”) has advised participants in the Plains Exploration & Production Company 401(k) Plan (the “Plan”) that there will be a blackout period expected to begin on July 28, 2003 and expected to end during the week of September 4, 2003.

Holders of PXP’s securities and other interested persons may obtain, without charge, additional information regarding the blackout period by contacting Nora Knowles at Plains Exploration & Production Company, 500 Dallas, Suite 700, Houston, Texas 77002, Tel.: (713) 739-6700.

The blackout period is necessary for administrative reasons arising out of the transfer of the investment, trustee and recordkeeping services for the Plan assets to Fidelity Investments. The blackout period will provide time to transfer the assets and liabilities of the Plan and to ensure a complete and accurate transfer of Plan data.

On July 1, 2003, PXP sent a notice to its executive officers and directors informing them that a blackout period will be in effect expected to begin on July 28, 2003 and expected to end during the week of September 4, 2003 and restricting them from purchasing, acquiring, selling or otherwise transferring equity securities of PXP. A copy of the notice provided to the PXP’s directors and executive officers is filed herewith as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Not applicable.

(b)    Not applicable

(c)    Exhibits:

99.1 Notice of Blackout Period, dated July 1, 2003, to the Directors and Executive Officers of Plains Exploration & Production Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plains Exploration & Production Company

/s/ TIMOTHY T. STEPHENS
Timothy T. Stephens Executive Vice President-Administration, Secretary and General Counsel

Dated:    July 1, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Blackout Period, dated July 1, 2003, to the Directors and Executive Officers of Plains Exploration & Production Company.